Reliant Bancorp, Inc. Reports Record Third Quarter 2021 Results
Reported Net Income of $13.3 million, or Diluted EPS of $0.79
Loan Growth Continues With 11.8% Annualized Increase

BRENTWOOD, Tenn. — (October 19, 2021) Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), parent company of Reliant Bank (the “Bank”), reported net income attributable to common shareholders of $13.3 million, or $0.79 per diluted common share, for the third quarter of 2021 compared to net income attributable to common shareholders of $13.0 million, or $0.78 per diluted common share, for the second quarter of 2021, and $11.5 million, or $0.69 per diluted common share, for the third quarter of 2020. When merger expenses are excluded, income per diluted common share increased to $0.87 during the third quarter of 2021 compared to $0.78 and $0.70 the second quarter of 2021 and the third quarter of 2020, respectively.

DeVan Ard, Jr., Reliant Bancorp's Chairman and CEO stated, “I am very pleased to continue 2021 with solid third quarter results as evidenced by our strong net interest margin, sound asset quality, and impressive loan production. Loan growth has continued to accelerate with a 3.0% increase from the prior quarter. When PPP loans are excluded, loan growth increased to 3.6%, or 14.2% when annualized.”

Ard continued, “Our team continues to focus on reducing high cost wholesale deposits, as customer deposits increased to make up 89.9% of our deposit portfolio and the cost of deposits decreased to 0.58%, or 0.26% when adjusted for swap termination fees. We also continued to build shareholder value as our book value and tangible book value per share increased 2.8% and 3.7%, respectively, from the prior quarter, or 11.3% and 14.6%, respectively, when annualized. Additionally, shareholders’ equity to total assets and tangible common equity to tangible assets increased to 11.82% and 9.90%, respectively, which allows us to continue to deliver exceptional returns to our shareholders.”

Third Quarter Highlights
Dollar Amounts in Thousands, Except Per Share Amounts

	2021		2020
	Third Quarter	Second Quarter	Third Quarter
Results of Operations Highlights
Net income attributable to common shareholders	$13,289	$13,045	$11,533
Net income per diluted common share	$0.79	$0.78	$0.69
Net interest margin (NIM) (1)	4.22%	4.14%	4.54%
Adjusted NIM (2)	4.40%	4.28%	3.99%
Pre-tax pre-provision income (2)	$17,487	$16,387	$16,207
Efficiency ratio (tax equivalent basis)	54.8%	54.1%	54.0%
Bank segment adjusted efficiency ratio (2)	46.4%	49.1%	48.6%

Balance Sheet Highlights
Loans	$2,389,833	$2,321,070	$2,357,898
Allowance for loan losses	(20,897)	(20,894)	(19,834)
Total assets	3,013,559	3,098,464	3,044,512
Total deposits	2,547,705	2,629,840	2,565,502
Book value per share	$21.36	$20.77	$18.46
Tangible book value per share (2)	$17.50	$16.88	$14.65

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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

	2021		2020
	Third Quarter	Second Quarter	Third Quarter

Return on average: (3)
Assets ("ROAA")	1.74%	1.69%	1.53%
Equity ("ROAE")	15.01%	15.41%	15.32%
Tangible common equity ("ROATCE") (2)	18.40%	19.07%	19.42%

(1) Net interest margin is the result of annualized net interest income calculated on a tax-equivalent basis divided by average interest-earning assets for the period.
(2) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures - Unaudited.”
(3) Data has been annualized.

Net Interest Margin Improves Through Asset Mix Optimization

Net interest margin increased to 4.22% at September 30, 2021, an increase of 8 basis points from the previous quarter and a decrease of 32 basis points from the third quarter of 2020. The linked quarter increase was primarily due to a 23 basis point decrease in our cost of funds due to a decrease in interest-bearing deposits, especially higher cost wholesale time deposits, as well as a $2,290 swap termination fee incurred during the quarter compared to the $2,859 swap termination fee incurred during the previous quarter. The adjusted net interest margin, which excludes this swap termination fee impact as well as the benefits from purchase accounting accretion, showed continued improvement as it increased 12 basis points from the linked quarter to 4.40%. Net income and earnings per share during the quarter were not affected by this termination fee as securities were sold for a gain of $2,419 to offset the transaction.

Loan yields remain strong at 4.96% when excluding fees, representing a decrease of 16 basis points from the linked quarter and a 38 basis point decrease from the same period in the prior year, which can both largely be attributed to the decrease in purchase accounting accretion. As of September 30, 2021, $12.0 million of purchase accounting accretion remains unaccreted.

The cost of deposits continued to improve to 0.58% with a decrease of 25 basis points from the previous quarter and 4 basis points from the third quarter of 2020. When removing the impact of the second and third quarter swap termination fees the cost of deposits improves even further to 0.26%, or a decrease of 15 basis points from the previous quarter and 36 basis points from the third quarter of 2020. This decrease is largely the result of a decrease in average wholesale time deposits of $74.4 million and $104.6 million from the linked quarter and year-over-year, respectively. These decreases were offset by an increase in average noninterest-bearing deposits of $19.7 million and $80.6 million from the linked quarter and year-over-year, respectively.

Continued Loan Growth and Asset Quality Stability

Loans increased $68.8 million from the linked quarter to $2.4 billion. Loan originations during the quarter totaled $272.0 million at a weighted-average coupon rate of 4.15% with a continued focus on credit quality through sound underwriting. These originations were offset with principal payments, including PPP forgiveness payments of $13.7 million. When PPP loans are excluded, loans increased $82.5 million, or 3.6%, from the linked quarter and $114.9 million, or 5.1%, year-over-year.

Our longstanding focus on credit quality continued to be a source of strength with net recoveries continuing into the third quarter. Nonperforming loans held for investment accounted for 0.22% of total loans held for investment and nonperforming assets accounted for only 0.34% of total assets at September 30, 2021, despite the addition of a retired bank facility to other real estate owned during the quarter. Criticized assets to total loans remains low at 0.60%. The allowance for loan loss was 0.87% of loans (1.38% including unaccreted net purchased loan discounts) at September 30, 2021. There was no provision recognized during the quarter as net charge-offs were in a recovery position for the quarter and year-to-date.

Conclusion

Ard concluded, “I am proud of our team’s ability to serve the community and our shareholders as well as our ability to create meaningful careers and a positive workplace for our employees as evidenced through Newsweek’s recognition of the Bank as the Best Small Bank in Tennessee for the second year in a row. We continue to see increased demand in the loan pipeline as we move into the fourth quarter, and we are optimistic about our market and financial positions as we continue to build a bright future for Reliant Bank.”

Contacts
DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)

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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2021, Reliant Bancorp had approximately $3.0 billion in total consolidated assets, approximately $2.4 billion in loans held for investment and approximately $2.5 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This release contains certain financial measures that are not measures recognized under generally accepted accounting principles
(“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and identifying and analyzing ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

The non-GAAP financial measures in this release include “adjusted net interest margin (NIM),” “adjusted net income,” “adjusted diluted earnings per share (EPS),” “adjusted annualized return on average assets (ROAA),” “adjusted annualized return on average equity (ROAE),” “adjusted annualized return on average tangible common equity (ROATCE),” “adjusted pre-tax pre-provision income,” “tangible common equity to tangible assets (TCE/TA),” “tangible book value per share,” “allowance for loan losses plus unaccreted purchased loan discounts to total loans,” “bank segment adjusted net income,” “bank segment adjusted noninterest expense,” “bank segment adjusted efficiency ratio,” “adjusted cost of funds,” “adjusted cost of interest-bearing liabilities,” and “adjusted cost of deposits.”

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to continued delivery of exceptional shareholder returns, increased demand in the loan pipeline, and management’s optimism about the Company’s market and financial positions. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the effects of the coronavirus (COVID-19) pandemic, including (i) the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business, results of operations, and financial condition and that of our customers, (ii) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (iii) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, and (iv) the speed with which coronavirus (COVID-19) vaccines can be widely distributed, those vaccines’ efficacy against the virus and public acceptance of the vaccines, (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (3) increased levels of other real estate, primarily as a result of foreclosures, (4) the impact of liquidity needs on our results of operations and financial condition, (5) competition from financial institutions and other financial service providers, (6) the effect of interest rate increases on the cost of deposits, (7) unanticipated weakness in loan demand or loan pricing, (8) unanticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (9) lack of strategic growth opportunities or our failure to execute on available opportunities, (10) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (11) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the hotel and retail sectors, (12) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (13) our ability to effectively manage problem credits, (14) our ability to

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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

successfully implement efficiency initiatives on time and with the results projected, (15) our ability to successfully develop and market new products and technology, (16) the impact of negative developments in the financial industry and United States and global capital and credit markets, (17) our ability to retain the services of key personnel, (18) our ability to adapt to technological changes, (19) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (20) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (21) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (22) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (23) the ability to meet expectations regarding the timing and completion and accounting and tax treatment of the pending transaction with United Community Banks, Inc. (the “Transaction”), (24) the effect of the announcement and pendency of the Transaction on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company's common stock, (25) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the Transaction, (26) the amount of costs, fees, expenses and charges related to the Transaction, including those arising as a result of unexpected factors or events, (27) the ability to obtain the shareholder and governmental approvals required for the Transaction, (28) reputational risk associated with and the reaction of the parties' customers, suppliers, employees, or other business partners to the Transaction, (29) the failure of any of the conditions to the closing of the Transaction to be satisfied, or any unexpected delay in closing the Transaction, (30) the risk associated with Company management's attention being diverted away from the day-to-day business and operations of the Company to the completion of the Transaction, and (31) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - Unaudited
(Dollar amounts in thousands, except per share amounts)

	September 30, 2021	June 30, 2021	September 30, 2020
ASSETS
Cash and due from banks	$13,270	$11,763	$14,050
Interest-bearing deposits in financial institutions	66,155	43,676	61,349
Federal funds sold	1,002	656	12,273
Total cash and cash equivalents	80,427	56,095	87,672
Securities available for sale	254,416	266,695	273,893
Loans	2,389,833	2,321,070	2,357,898
Less: allowance for loan losses	(20,897)	(20,894)	(19,834)
Loans, net	2,368,936	2,300,176	2,338,064
Mortgage loans held for sale, net	62,543	229,418	99,587
Accrued interest receivable	14,374	14,492	14,615
Premises and equipment, net	27,519	29,183	33,319
Operating leases right of use assets	12,427	12,744	14,619
Restricted equity securities, at cost	15,770	15,770	17,367
Other real estate, net	3,088	2,233	1,326
Cash surrender value of life insurance contracts	78,460	78,979	68,109
Deferred tax assets, net	5,788	5,978	8,523
Goodwill	54,396	54,396	51,506
Core deposit intangibles	9,978	10,434	11,820
Other assets	25,437	21,871	24,092
TOTAL ASSETS	$3,013,559	$3,098,464	$3,044,512
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$626,598	$602,555	$538,844
Interest-bearing demand	410,923	441,161	272,805
Savings and money market deposit accounts	989,677	1,003,402	813,001
Time	520,507	582,722	940,852
Total deposits	2,547,705	2,629,840	2,565,502
Accrued interest payable	2,302	1,967	3,744
Federal funds purchased	—	—	5,000
Subordinated debentures	70,821	70,770	70,389
Federal Home Loan Bank advances	—	16,000	40,555
Operating leases liabilities	13,605	13,932	15,756
Other liabilities	22,811	19,666	36,480
TOTAL LIABILITIES	2,657,244	2,752,175	2,737,426
Preferred stock, $1 par value per share; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value per share; 30,000,000 shares authorized; 16,682,928, 16,672,511, and 16,634,572 shares issued and outstanding at September 30, 2021, June 30, 2021, and September 30, 2020, respectively	16,683	16,673	16,635
Additional paid-in capital	234,696	234,390	232,738
Retained earnings	98,182	86,917	55,206
Accumulated other comprehensive income	6,754	8,309	2,507
TOTAL SHAREHOLDERS’ EQUITY	356,315	346,289	307,086
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,013,559	$3,098,464	$3,044,512

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (Dollar amounts in thousands, except per share amounts)
	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
INTEREST INCOME
Interest and fees on loans	$30,817	$31,183	$32,895
Interest and fees on loans held for sale	1,184	1,807	1,037
Interest on investment securities, taxable	786	663	399
Interest on investment securities, nontaxable	928	1,216	1,186
Restricted equity securities and other	215	226	251
TOTAL INTEREST INCOME	33,930	35,095	35,768
INTEREST EXPENSE
Deposits
Demand	153	216	236
Savings and money market deposit accounts	441	647	1,162
Time	3,348	4,678	2,735
Federal Home Loan Bank advances and other borrowings	9	13	104
Subordinated debentures	980	980	992
TOTAL INTEREST EXPENSE	4,931	6,534	5,229
NET INTEREST INCOME	28,999	28,561	30,539
PROVISION FOR LOAN LOSSES	—	—	1,500
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	28,999	28,561	29,039
NONINTEREST INCOME
Service charges on deposit accounts	1,678	1,656	1,583
Gains on mortgage loans sold, net	4,218	2,978	3,784
Gain on securities transactions, net	2,419	2,966	—
Income from bank owned life insurance	2,181	556	386
Other noninterest income	373	154	249
TOTAL NONINTEREST INCOME	10,869	8,310	6,002
NONINTEREST EXPENSE
Salaries and employee benefits	12,426	12,793	12,184
Occupancy	2,038	1,999	2,054
Data processing and software	2,265	2,262	2,240
Professional fees	526	358	775
Regulatory fees	328	343	365
Merger expenses	1,453	—	77
Other operating expense	3,345	2,729	2,639
TOTAL NONINTEREST EXPENSE	22,381	20,484	20,334
INCOME BEFORE PROVISION FOR INCOME TAXES	17,487	16,387	14,707
INCOME TAX EXPENSE	3,551	3,202	2,800
CONSOLIDATED NET INCOME	13,936	13,185	11,907
NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(647)	(140)	(374)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$13,289	$13,045	$11,533
Basic net income attributable to common shareholders, per share	$0.80	$0.79	$0.70
Diluted net income attributable to common shareholders, per share	$0.79	$0.78	$0.69

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION - UNAUDITED
(Dollar Amounts in Thousands)

	Three Months Ended September 30, 2021
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$28,164	$835	$—	$28,999
Provision for loan losses	—	—	—	—
Noninterest income	6,651	4,177	41	10,869
Noninterest expense (excluding merger expense)	16,551	4,377	—	20,928
Merger expense	1,453	—	—	1,453
Income tax expense	3,522	29	—	3,551
Net income	13,289	606	41	13,936
Noncontrolling interest in net income of subsidiary	—	(606)	(41)	(647)
Net income attributable to common shareholders	$13,289	$—	$—	$13,289

	Three Months Ended June 30, 2021
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$27,440	$1,121	$—	$28,561
Provision for loan losses	—	—	—	—
Noninterest income	5,335	3,251	(276)	8,310
Noninterest expense (excluding merger expense)	16,570	3,914	—	20,484
Merger expense	—	—	—	—
Income tax expense	3,160	42	—	3,202
Net income	13,045	416	(276)	13,185
Noncontrolling interest in net income of subsidiary	—	(416)	276	(140)
Net income attributable to common shareholders	$13,045	$—	$—	$13,045

	Three Months Ended September 30, 2020
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$29,731	$808	$—	$30,539
Provision for loan losses	1,500	—	—	1,500
Noninterest income	2,219	3,797	(14)	6,002
Noninterest expense (excluding merger expense)	16,067	4,190	—	20,257
Merger expense	77	—	—	77
Income tax expense	2,773	27	—	2,800
Net (loss) income	11,533	388	(14)	11,907
Noncontrolling interest in net loss of subsidiary	—	(388)	14	(374)
Net income attributable to common shareholders	$11,533	$—	$—	$11,533
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	September 30, 2021	June 30, 2021	September 30, 2020
Per Common Share
Basic net income	$0.80	$0.79	$0.70
Diluted net income	$0.79	$0.78	$0.69
Adjusted diluted income(1)	$0.87	$0.78	$0.70
Book value	$21.36	$20.77	$18.46
Tangible book value(1)	$17.50	$16.88	$14.65
Shares Outstanding
Basic weighted average common shares	16,665,155	16,616,888	16,587,274
Diluted weighted average common shares	16,805,157	16,784,744	16,649,673
Common shares outstanding at period end	16,682,928	16,672,511	16,634,572
Selected Balance Sheet Data
Loans, net of unearned income	$2,389,833	$2,321,070	$2,357,898
Total assets	3,013,559	3,098,464	3,044,512
Customer deposits	2,289,737	2,320,054	2,185,915
Wholesale and institutional deposits	257,968	309,786	379,587
Total deposits	2,547,705	2,629,840	2,565,502
Total liabilities	2,657,244	2,752,175	2,737,426
Total shareholders' equity	356,315	346,289	307,086
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	$2,360,073	$2,288,841	$2,337,958
Total assets	3,036,777	3,088,329	2,991,818
Interest-bearing liabilities	2,032,296	2,113,993	2,108,428
Total liabilities	2,685,605	2,748,825	2,692,383
Total shareholders' equity	351,172	339,504	299,435
Selected Performance Ratios
Return on average assets (2)	1.74%	1.69%	1.53%
Return on shareholders' equity (2)	15.01%	15.41%	15.32%
Return on average tangible common equity(1) (2)	18.40%	19.07%	19.42%
Average shareholders' equity to average assets	11.56%	10.99%	10.01%
Net interest margin (tax-equivalent basis) (2)	4.22%	4.14%	4.54%
Efficiency Ratio (tax-equivalent basis)	54.8%	54.1%	54.0%
Bank Segment efficiency ratio (1)	46.4%	49.1%	48.6%
Loans held for investment to deposits ratio	93.8%	88.3%	91.9%
Interest Rates and Yields (2)
Yield on interest-earning assets	4.91%	5.05%	5.29%
Yield on loans held for investment	5.29%	5.58%	5.73%
Cost of interest-bearing liabilities	0.96%	1.24%	0.99%
Adjusted cost of interest-bearing liabilities (1)	0.52%	0.70%	0.99%
Cost of funds	0.74%	0.97%	0.79%
Adjusted cost of funds (1)	0.40%	0.54%	0.79%
Cost of total deposits	0.58%	0.83%	0.62%
Adjusted cost of total deposits (1)	0.26%	0.41%	0.62%
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	September 30, 2021	June 30, 2021	September 30, 2020
Preliminary Consolidated Capital Ratios (3)
Tier 1 leverage	10.04%	9.47%	8.72%
Common equity tier 1	10.52%	10.18%	9.77%
Tier 1 risk-based capital	10.95%	10.62%	10.25%
Total risk-based capital	13.92%	13.62%	13.44%
Selected Asset Quality Measures
Allowance for loan losses to total loans	0.87%	0.90%	0.84%
Allowance for loan losses plus unaccreted purchased loan discounts to total loans (1)	1.38%	1.46%	1.64%
Net (recoveries) charge offs	$(3)	$(109)	$(97)
Net (recoveries) charge offs to average loans (2)	—%	(0.02)%	(0.02)%
Total nonperforming loans held for investment (HFI)	$5,302	$5,355	$6,802
Total nonperforming assets (4)	$10,232	$9,726	$9,731
Nonperforming loans HFI to total loans HFI	0.22%	0.23%	0.29%
Nonperforming assets to total assets	0.34%	0.31%	0.32%
Nonperforming assets to total loans HFI and NPAs	0.43%	0.42%	0.41%
(1) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures - unaudited”.
(2) Data has been annualized.
(3) Current quarter capital ratios are estimated
(4) Nonperforming assets consist of nonperforming loans held for investment, nonperforming loans held for sale, repossessed assets, and other real estate.

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC.
YIELD TABLES - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and inter    est-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021			Three Months Ended September 30, 2020
	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans (2) (3)	$2,360,073	4.96	$28,847	$2,288,841	5.12	$28,539	$2,337,958	5.34	$30,640
Loan fees	—	0.33	1,970	—	0.46	2,644	—	0.38	2,255
Loans with fees	2,360,073	5.29	30,817	2,288,841	5.58	31,183	2,337,958	5.73	32,895
Mortgage loans held for sale	134,245	3.50	1,184	232,850	3.11	1,807	103,729	3.98	1,037
Deposits with banks	45,885	0.39	45	58,619	0.36	52	57,909	0.47	68
Investment securities - taxable	106,433	2.93	786	73,368	3.62	663	67,569	2.35	399
Investment securities - tax-exempt (4)	154,417	3.10	928	197,309	3.19	1,216	185,058	3.30	1,186
Restricted equity securities and other	17,111	3.94	170	17,816	3.92	174	19,694	3.70	183
Total earning assets	2,818,164	4.91	33,930	2,868,803	5.05	35,095	2,771,917	5.29	35,768
Nonearning assets	218,613			219,526			219,901
Total assets	$3,036,777			$3,088,329			$2,991,818
Interest bearing liabilities
Interest bearing demand	$411,796	0.15	$153	$412,117	0.21	$216	$272,506	0.34	$236
Savings and money market	980,069	0.18	441	972,082	0.27	647	786,589	0.59	1,162
Time deposits - retail	440,390	0.74	825	443,512	0.94	1,042	715,310	0.97	1,744
Time deposits - wholesale	118,520	8.45	2,523	192,954	7.56	3,636	223,095	1.77	991
Total interest-bearing deposits	1,950,775	0.80	3,942	2,020,665	1.10	5,541	1,997,500	0.82	4,133
Federal Home Loan Bank advances and other borrowings	10,724	0.33	9	22,582	0.23	13	40,567	1.02	104
Subordinated debt	70,797	5.49	980	70,746	5.56	980	70,361	5.61	992
Total borrowed funds	81,521	4.81	989	93,328	4.27	993	110,928	3.93	1,096
Total interest-bearing liabilities	2,032,296	0.96	4,931	2,113,993	1.24	6,534	2,108,428	0.99	5,229
Net interest spread (5)		3.95	28,999		3.81	28,561		4.30	30,539
Noninterest bearing deposits	616,904	(0.22)		597,188	(0.27)		536,353	(0.20)
Other noninterest bearing liabilities	36,405			37,644			47,602
Shareholders' equity	351,172			339,504			299,435
Total liabilities and shareholders' equity	$3,036,777			$3,088,329			$2,991,818
Cost of funds		0.74			0.97			0.79
Net interest margin (6)		4.22			4.14			4.54
(1)    Calculated using daily averages.
(2)    Average loan balances include nonaccrual loans.
(3)    Yields on loans reflects tax-exempt interest and state tax credits received on low or zero percent interest loans made to construct low income housing of $669, $667, and $760, for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.
(4)     Yields on tax-exempt securities are shown on a tax-equivalent basis.
(5)    Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities.
(6)    Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period.

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

RELIANT BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES-UNAUDITED
(Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Adjusted net interest margin:
Net interest income	$28,999	$28,561	$30,539
Add: tax equivalent interest income	947	1,021	1,107
Add: swap termination fees	2,290	2,859	—
Less: purchase accounting adjustments	(993)	(1,839)	(3,868)
Adjusted net interest income	31,243	30,602	27,778
Average earning assets	$2,818,164	$2,868,803	$2,771,917
Net interest margin-tax equivalent	4.22%	4.14%	4.54%
Adjusted net interest margin	4.40%	4.28%	3.99%

Adjusted net income (1):
Net income attributable to common shareholders	$13,289	$13,045	$11,533
Add: merger related expenses	1,453	—	77
Less: income tax impact of merger related expenses	(48)	—	(10)
Adjusted net income	$14,694	$13,045	$11,600

Adjusted diluted earnings per share:
Adjusted net income	$14,694	$13,045	$11,600
Weighted average shares - diluted	16,805,157	16,784,744	16,649,673
Diluted earnings per share	$0.79	$0.78	$0.69
Adjusted diluted earnings per share	$0.87	$0.78	$0.70

Adjusted annualized return on average assets:
Adjusted net income	$14,694	$13,045	$11,600
Average assets	3,036,777	3,088,329	2,991,818
Annualized return on average assets	1.74%	1.69%	1.53%
Adjusted annualized return on average assets	1.92%	1.69%	1.54%

Adjusted annualized return on average equity:
Adjusted net income	$14,694	$13,045	$11,600
Average total shareholders' equity	351,172	339,504	299,435
Annualized return on average equity	15.01%	15.41%	15.32%
Adjusted annualized return on average equity	16.60%	15.41%	15.41%

Adjusted annualized return on average tangible common equity:
Average total shareholders' equity	$351,172	$339,504	$299,435
Less: average intangible assets	(64,607)	(65,088)	(63,212)
Average tangible common equity	$286,565	$274,416	$236,223
Adjusted net income	14,694	13,045	11,600
Annualized return on average tangible common equity	18.40%	19.07%	19.42%
Adjusted annualized return on average tangible common equity	20.34%	19.07%	19.54%
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020

Adjusted pre-tax pre-provision income:
Income before provision for income taxes	$17,487	$16,387	$14,707
Add: merger related expenses	1,453	—	77
Add: provision for loan losses	—	—	1,500
Adjusted pre-tax pre-provision income	$18,940	$16,387	$16,284

Tangible common equity to tangible assets:
Tangible common equity:
Total shareholders' equity	$356,315	$346,289	$307,086
Less: intangible assets	(64,374)	(64,830)	(63,326)
Tangible common equity	$291,941	$281,459	$243,760
Tangible assets:
Total assets	$3,013,559	$3,098,464	$3,044,512
Less: intangible assets	(64,374)	(64,830)	(63,326)
Tangible assets	$2,949,185	$3,033,634	$2,981,186
Total shareholders' equity to total assets	11.82%	11.18%	10.09%
Tangible common equity to tangible assets	9.90%	9.28%	8.18%

Tangible book value per share:
Tangible common equity	$291,941	$281,459	$243,760
Total shares of common stock outstanding	16,682,928	16,672,511	16,634,572
Book value per common share	$21.36	$20.77	$18.46
Tangible book value per share	$17.50	$16.88	$14.65

Allowance for loan losses plus unaccreted loan purchase discounts:
Allowance for loan losses	$20,897	$20,894	$19,834
Unaccreted loan purchase discounts	11,993	12,980	18,939
Allowance for loan losses plus unaccreted loan purchase discounts:	$32,890	$33,874	$38,773
Total loans	2,389,833	2,321,070	2,357,898
Allowance for loan losses plus unaccreted purchased loan discounts to total loans	1.38%	1.46%	1.64%
Allowance for loan losses to total loans	0.87%	0.90%	0.84%

Bank segment adjusted net income:
Bank segment net income	$13,289	$13,045	$11,533
Add: merger related expenses	1,453	—	77
Less: income tax impact of merger related expenses	(48)	—	(10)
Bank segment adjusted net income	$14,694	$13,045	$11,600

Bank segment adjusted noninterest expense:
Bank segment noninterest expense	$18,004	$16,570	$16,144
Add: merger related expenses	(1,453)	—	(77)
Bank segment adjusted noninterest expense	$16,551	$16,570	$16,067
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Third Quarter 2021 Results

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020

Bank segment adjusted efficiency ratio:
Bank segment adjusted total revenues:
Bank segment net interest income	$28,164	$27,440	$29,731
Add: Tax equivalent interest income	947	1,021	1,107
Add: Bank segment noninterest income	6,651	5,335	2,219
Less: Gains on sale of securities, OREO, premises and equipment (2)	(2,405)	(2,922)	9
Add: Swap termination fee (2)	2,290	2,859	—
Bank segment adjusted total revenues	$35,647	$33,733	$33,066
Bank segment efficiency ratio	51.7%	50.6%	50.5%
Bank segment adjusted efficiency ratio	46.4%	49.1%	48.6%

Adjusted cost of funds:
Adjusted interest expense:
Interest expense	$4,931	$6,534	$5,229
Less: Swap termination fees	(2,290)	(2,859)	—
Adjusted interest expense	$2,641	$3,675	$5,229
Average funds	2,649,200	2,711,181	2,644,781
Cost of funds	0.74%	0.97%	0.79%
Adjusted cost of funds	0.40%	0.54%	0.79%

Adjusted cost of interest-bearing liabilities:
Adjusted interest expense	$2,641	$3,675	$5,229
Average interest-bearing liabilities	2,032,296	2,113,993	2,108,428
Cost of interest-bearing liabilities	0.96%	1.24%	0.99%
Adjusted cost of interest-bearing liabilities	0.52%	0.70%	0.99%

Adjusted cost of deposits:
Adjusted deposit expense:
Deposit expense	$3,942	$5,541	$4,133
Less: Swap termination fees	(2,290)	(2,859)	—
Adjusted deposit expense	$1,652	$2,682	$4,133
Average deposits	2,567,679	2,617,853	2,533,853
Cost of deposits	0.58%	0.83%	0.62%
Adjusted cost of deposits	0.26%	0.41%	0.62%

(1) The swap termination fees included in the adjusted net interest income calculation in the second and third quarters of 2021 were done so in conjunction with securities sales thereby nullifying the effects on net income. Therefore, we have not adjusted for these transactions as adjusted net income.
(2) Securities sold in the second and third quarters of 2021 were done in conjunction with the swap termination fees. Therefore, we have adjusted for both sides of this transaction.
This information is preliminary and based on company data available at the time of presentation.
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